Nationwide Life Insurance Company
P.O. Box 182021
Columbus, OH 43218-2021
1-800-321-6064

Bank of America Variable Annuity
Application for
Individual Flexible Purchase Payment
Fixed and Variable Deferred Annuity
Minimum Initial Purchase Payment of $5,000

1. Parties to the Contract *Please print.*

1a. Contract Owner

First Name: ______ MI: ___ Last Name: ______

Employer/Trust Name (if applicable): ______
(Additional forms required. See forms table in New Business enrollment packet.)

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______

Street: ______

City: ______ State: ______ ZIP: ______

1b. Joint/Contingent Owner

Check one box only: ☐ Joint Owner *(Limited to spouses, except in HI and NJ.)*
☐ Contingent Owner *(Available only with Non-Qualified Contracts.)*

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1c. Annuitant *Complete only if different from Contract Owner. (Annuitant must be age 85 or younger.)*

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1d. Spousal Protection/Co-Annuitant *Must be age 75 or 80 depending on the Enhanced Death Benefit elected. By completing this section, you are electing the Spousal Protection Option (only available with an Enhanced Death Benefit Option). Not available with CRTs.*

☐ Same as Joint Owner

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1e. Contingent Annuitant *(Must be age 85 or younger.)*

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1f. Beneficiaries *Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%.*

STOP *If you elected Co-Annuitant (section 1d), provide contingent beneficiaries only.*

Check one: First Name: MI: Last Name:

☐ Primary Relationship to Annuitant: Allocation (whole % only): %

☐ Contingent Social Security Number: – – Date of Birth:

Check one: First Name: MI: Last Name:

☐ Primary Relationship to Annuitant: Allocation (whole % only): %

☐ Contingent Social Security Number: – – Date of Birth:

Check one: First Name: MI: Last Name:

☐ Primary Relationship to Annuitant: Allocation (whole % only): %

☐ Contingent Social Security Number: – – Date of Birth:

If more than three Beneficiaries, list additional names on Beneficiary Options form (in New Business Enrollment Forms Packet).

2. Contract Information

2a. Contract Type *Must specify by checking a box.*

☐ Non-Qualified
☐ IRA – Tax Year:
☐ Roth IRA – Tax Year:
☐ SIMPLE IRA*
☐ ORP 403(b)*
☐ SEP IRA*
☐ 401(k)*
☐ 401(a)* (Investment Only)
☐ 403(b) TSA* (Non-ERISA only)
☐ CRT* (Charitable Remainder Trust) **Not available in NJ.**

** Additional forms required. Please see the forms table in the New Business Enrollment Packet.*

2b. Transfer Authorization for Registered Representative

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. This power is not available for use by any person or organization providing any type market-timing advice or service. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you.

If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

2c. Purchase Payment

Approximate Amount: $ **$5,000 initial minimum for Non-Qualified and CRTs ($3,000 for all other contract types).**

Payment Submitted Via: ☐ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

** Additional forms required. Please see the forms table in the New Business Enrollment Packet.*

3. Contract Options

Election of Options in this section increases the Variable Account charges on your contract. Consult your prospectus.

3a. Capital Preservation Plus Lifetime Income (CPPLI)

Not available if the Nationwide Lifetime Income Option (L.inc) is elected.

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be age 35 or older.

Choose one program from Box A, or one program from Box B.

If the Program Duration and Fund Option selected includes a GTO allocation, Nationwide will automatically allocate a portion of your Purchase Payment/Contract Value to a Guaranteed Term Option (GTO) matching the duration of your elected Program. For example, if you elect a 5 year Program, Nationwide will automatically allocate a portion of your Purchase Payment/Contract Value to the 5 year GTO. See the prospectus and Capital Preservation Plus Lifetime Income Option attached to your Contract for details.

A Enhanced Equity Exposure Program

(Select duration /fund option below)

STOP Choose only one box below.

Fund Option (select only one)

☐ Nationwide Custom Portfolios (Nationwide Custom Portfolios require submission of a Custom Portfolios Administrative form which is located in the New Business Enrollment Packet.)

Program Duration

5 Year	7 Year	10 Year	
☐*	☐*	☐	American Funds GVIT Asset Allocation Fund
☐*	☐	☐	Fidelity VIP Freedom Fund 2010
☐*	☐*	☐	Fidelity VIP Freedom Fund 2020
☐*	☐*	☐	Fidelity VIP Freedom Fund 2030
☐	☐	☐	Gartmore GVIT Investor Dest. Conservative Fund
☐	☐	☐	Gartmore GVIT Investor Dest. Moderately Conservative Fund
☐	☐	☐	Balanced Option (50% Gartmore GVIT Investor Dest. Moderate Fund and 50% Gartmore GVIT Investor Dest. Moderately Conservative Fund)
☐*	☐	☐	Gartmore GVIT Investor Dest. Moderate Fund
☐*	☐	☐	Capital Appreciation Option (50% Gartmore GVIT Investor Dest. Moderate Fund and 50% Gartmore GVIT Investor Dest. Moderately Aggressive Fund)
☐*	☐*	☐	Gartmore GVIT Investor Dest. Moderately Aggressive Fund
☐*	☐*	☐	Gartmore GVIT Investor Dest. Aggressive Fund
☐	☐	☐	Nationwide Allocation Architect Conservative Model
☐	☐	☐	Nationwide Allocation Architect Moderately Conservative Model
☐	☐	☐	Nationwide Allocation Architect Balanced Model
☐*	☐	☐	Nationwide Allocation Architect Moderate Model
☐*	☐	☐	Nationwide Allocation Architect Capital Appreciation Model
☐*	☐*	☐	Nationwide Allocation Architect Moderately Aggressive Model

**These program durations include GTO.*

STOP Nationwide Allocation Architect Models require a signed customer agreement which is located in the New Business Enrollment Packet.

PLEASE NOTE: When electing this Option, your allocation may not be transferred from the fund/ model you select above for the duration of your program. If you surrender from the fund /model you select above while the program you have elected is in effect, you will lose all guarantees associated with the CPPLI Option.

or

B Standard Program

Select one program duration:

☐ 5 Year*

☐ 7 Year*

☐ 10 Year*

(These program durations are subject to availability.)

**These program durations include GTO.*

STOP If you have elected the Standard Program be sure to choose fund allocations in Section 4.

This Option may have limited usefulness when elected in conjunction with tax-qualified contract types because partial withdrawals made to satisfy minimum distribution rules might result in a proportional reduction in the Benefit Base. If you plan to exercise the benefit before or after your required minimum distribution beginning date under a tax-qualified contract, you should consider whether the benefit is appropriate for your circumstances. You should consult your tax advisor.

☐ **Check here if there will be multiple transfers or 1035 Exchanges into this Option.**
(IMPORTANT: Nationwide must know of all possible transfers at the inception of the Contract.)

3b. The Nationwide Lifetime Income Option℠ (L.Inc)

Not available with CPPLI Option.

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of 45 and 85.

Select one or more funds from Box A, or one model from Box B.

A *Whole percentages only. Must add up to 100%.*

- ____% American Funds GVIT Asset Allocation Fund
- ____% Fidelity VIP Freedom Fund 2010
- ____% Fidelity VIP Freedom Fund 2020
- ____% Gartmore GVIT Investor Dest. Conservative Fund
- ____% Gartmore GVIT Investor Dest. Moderately Conservative Fund
- ____% Gartmore GVIT Investor Dest. Moderate Fund
- ____% Gartmore GVIT Investor Dest. Moderately Aggressive Fund

= 100%

OR

*Elect **one** option only. 100% of the variable money in the contract will be allocated to option elected.*

- ☐ Balanced Option (50% Gartmore GVIT Investor Dest. Moderate Fund and 50% Gartmore GVIT Investor Dest. Moderately Conservative Fund)
- ☐ Capital Appreciation Option (50% Gartmore GVIT Investor Dest. Moderate Fund and 50% Gartmore GVIT Investor Dest. Moderately Aggressive Fund)

or

B *Elect **one** option only. 100% of the variable money in the contract will be allocated to option elected.*

STOP Nationwide Allocation Architect Models require a signed customer agreement which is located in the New Business Enrollment Packet.

- ☐ Nationwide Allocation Architect –Conservative Model
- ☐ Nationwide Allocation Architect –Moderately Conservative Model
- ☐ Nationwide Allocation Architect –Balanced Model
- ☐ Nationwide Allocation Architect – Moderate Model
- ☐ Nationwide Allocation Architect –Capital Appreciation Model
- ☐ Nationwide Allocation Architect– Moderately Aggressive Model

OR

STOP Nationwide Custom Portfolios require submission of a Custom Portfolios Administrative form which is located in the New Business Enrollment Packet.

- ☐ Nationwide Custom Portfolios

STOP If you want to begin immediate income, you must complete the L.Inc Administrative form in the New Business Enrollment Packet.

Please check the box which best describes your anticipated use of this benefit.

☐ Immediately ☐ In _____ years ☐ Not Sure

By electing the Spousal Continuation Benefit, you are accepting additional charges and naming your spouse as a Joint Determining Life. (Spouse must be between the age of 45 and 85.) Please note that lifetime income percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life must be named as sole Primary Beneficiaries in section 1f.

If the Contract Owner is a non-natural owner and you elect the L.Inc Option but do not want the Spousal Protection Option, the Joint Determining Life must be named as the Contingent Annuitant. When doing this, the Death Benefit is paid on the death of the last survivor of the Annuitant or Contingent Annuitant.

☐ **Spousal Continuation Benefit** ☐ Same as Co-Annuitant

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

Complete this page if you want an Enhanced Death Benefit, a shorter CDSC Schedule, or the Nationwide Allocation Architect Option.

3c. Death Benefits *Includes a Standard Death Benefit unless an Enhanced Death Benefit is elected.*

I elect *(choose only **one**)*:
- ☐ One-Year Enhanced Death Benefit with Spousal Protection Option *(Annuitant/Co-Annuitant, age 80 or younger.)*
- ☐ Combination Enhanced Death Benefit - Greater of One-Year/5% Interest with Spousal Protection Option *(Annuitant/Co-Annuitant, age 75 or younger.)*

3d. CDSC Schedules *Includes a Standard 7-Year CDSC (B-Schedule) unless C-Schedule Option is elected.*

I elect: ☐ No CDSC (C-Schedule) ***Not available with CPPLI or L.Inc Options.***

4. Investment Options

4a. Nationwide Allocation Architect

STOP Nationwide Allocation Architect Models require a signed customer agreement which is located in the New Business Enrollment Packet.

Elect only **one** Model below.

- ☐ Nationwide Allocation Architect – Conservative Model
- ☐ Nationwide Allocation Architect – Moderately Conservative Model
- ☐ Nationwide Allocation Architect – Balanced Model
- ☐ Nationwide Allocation Architect – Moderate Model
- ☐ Nationwide Allocation Architect – Capital Appreciation Model
- ☐ Nationwide Allocation Architect – Moderately Aggressive Model
- ☐ Nationwide Allocation Architect – Aggressive Model ***(Not available with Enhanced CPPLI or L.Inc Options.)***

OR

STOP Nationwide Custom Portfolios require submission of a Custom Portfolios Administrative form which is located in the New Business Enrollment Packet.

- ☐ Nationwide Custom Portfolios

Skip this section if you have elected Enhanced CPPLI or L.Inc Options.

4b. Purchase Payment Allocation and Disclosures *Must be whole percentages and must add up to 100%.*

*Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.*

Asset Rebalancing – *Only the variable portion of the allocations will be rebalanced. Not available with L.Inc or the Enhanced CPPLI Option(s).* ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

Dollar Cost Averaging (DCA) – DCA these allocations from:
- ☐ 6-month Enhanced (Not available with CPPLI or L.Inc)
- ☐ 12-month Enhanced (Not available with CPPLI or L.Inc)
- ☐ Interest Averaging Monthly
- ☐ Standard Fixed Account Monthly: Dollar Amount $

Consult your prospectus for reference to Share Class.

AIM Variable Insurance Funds
- % AIM V.I. Basic Value Fund
- % AIM V.I. Capital Appreciation Fund
- % AIM V.I. Capital Development Fund

American Century Variable Portfolios, Inc.
- % American Century VP Mid Cap Value Fund
- % American Century VP Ultra Fund
- % American Century VP Value Fund
- % American Century VP Vista Fund

American Century Variable Portfolios II, Inc.
- % American Century VP Inflation Protection Fund

Dreyfus
- % Dreyfus Stock Index Fund, Inc.
- % Dreyfus Variable Investment Fund – Appreciation Portfolio

Federated Insurance Series
- % Federated Quality Bond Fund II

Fidelity Variable Insurance Products Fund
- % VIP Equity-Income Portfolio
- % VIP Growth Portfolio

Fidelity Variable Insurance Products Fund II
- % VIP Contrafund® Portfolio
- % VIP Investment Grade Bond Portfolio

Fidelity Variable Insurance Products Fund III
- % VIP Mid Cap Portfolio

Fidelity Variable Insurance Products Fund IV
- % Fidelity VIP Freedom 2010 Portfolio
- % Fidelity VIP Freedom 2020 Portfolio
- % Fidelity VIP Freedom 2030 Portfolio

Franklin Templeton Variable Insurance Products Trust
- % Franklin Income Securities Fund

Gartmore Variable Insurance Trust (GVIT)
- % American Funds GVIT Asset Allocation Fund
- % American Funds GVIT Bond Fund
- % American Funds GVIT Growth Fund
- % Gartmore GVIT Government Bond Fund
- % Gartmore GVIT Mid Cap Growth Fund
- % Gartmore GVIT Money Market Fund
- % Gartmore GVIT Nationwide® Fund
- % Gartmore GVIT U.S. Growth Leaders Fund
- % GVIT Mid Cap Index Fund
- % Van Kampen GVIT Comstock Value Fund

Gartmore GVIT Investor Destinations Funds
- % Gartmore GVIT Investor Dest. Conservative Fund
- % Gartmore GVIT Investor Dest. Moderately Conservative Fund
- % Gartmore GVIT Investor Dest. Moderate Fund
- % Gartmore GVIT Investor Dest. Moderately Aggressive Fund
- % Gartmore GVIT Investor Dest. Aggressive Fund

Janus Aspen Series
- % Forty Portfolio

MFS® Variable Insurance Trust
- % MFS Value Series

Neuberger Berman Advisers Management Trust
- % AMT Limited Maturity Bond Portfolio
- % AMT Regency Portfolio
- % AMT Socially Responsive Portfolio

Oppenheimer Variable Account Funds
- % Oppenheimer Capital Appreciation Fund/VA
- % Oppenheimer Main Street Fund® /VA

T. Rowe Price Equity Series, Inc.
- % T. Rowe Price Blue Chip Growth Portfolio
- % T. Rowe Price Equity Income Portfolio
- % T. Rowe Price Limited Term Bond Portfolio

Van Kampen
The Universal Institutional Funds, Inc.
- % Core Plus Fixed Income Portfolio

Passive Packaged Options *(Elect only One Option. 100% of variable money in the contract will be allocated to Option elected.)*
- ☐ Balanced Option (50% Gartmore GVIT Investor Dest. Moderate Fund and 50% Gartmore GVIT Investor Dest. Moderately Conservative Fund)
- ☐ Capital Appreciation Option (50% Gartmore GVIT Investor Dest. Moderate Fund and 50% Gartmore GVIT Investor Dest. Moderately Aggressive Fund)

STOP Do not select GTO option if you elected CPPLI.

Nationwide Life Insurance Company
- % Fixed Account

MVA/Guar. Term Option (GTO)

$1,000 minimum for each MVA/GTO Option selected.

% 3 Year	% 7 Year
% 5 Year	% 10 Year

These funds CANNOT be purchased with the CPPLI Option.

Dreyfus
- % *Dreyfus Investments Portfolios - Small Cap Stock Index Portfolio*

Federated Insurance Series
- % *Federated Market Opportunity Fund II*

Fidelity Variable Insurance Products Fund
- % *VIP Overseas Portfolio**

Fidelity Variable Insurance Products Fund IV
- % *VIP Energy Portfolio**

Franklin Templeton Variable Insurance Products Trust
- % *Franklin Small Cap Value Securities Fund*
- % *Templeton Developing Markets Securities Fund**
- % *Templeton Foreign Securities Fund**
- % *Templeton Global Income Securities Fund**

Gartmore Variable Insurance Trust (GVIT)
- % *American Funds GVIT Global Growth Fund*
- % *Federated GVIT High Income Bond Fund**
- % *Gartmore GVIT Emerging Markets Fund**
- % *Gartmore GVIT Global Health Sciences Fund**
- % *Gartmore GVIT Global Technology & Communications Fund**
- % *GVIT International Index Fund**
- % *GVIT International Value Fund**
- % *GVIT Small Cap Growth Fund*
- % *GVIT Small Cap Value Fund*
- % *GVIT Small Company Fund*
- % *Van Kampen GVIT Multi Sector Bond Fund*

Janus Aspen Series
- % *International Growth Portfolio**

Neuberger Berman Advisers Management Trust
- % *AMT Fasciano Portfolio*
- % *AMT International Portfolio**

Oppenheimer Variable Account Funds
- % *Oppenheimer Global Securities Fund/VA**
- % *Oppenheimer High Income Fund/VA*
- % *Oppenheimer Main Street Small Cap Fund®/VA*

Van Kampen
The Universal Institutional Funds, Inc.
- % *U.S. Real Estate Portfolio*

5. State Disclosures

Notice to FL, MN, ND, SC, SD, and TX Residents Only: Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, or when subject to a Market Value Adjustment are variable, may increase or decrease in accordance with the fluctuations in the net investment factor or application of a Market Value Adjustment, as applicable, and are not guaranteed as to fixed-dollar amount, unless otherwise specified. A Market Value Adjustment may be assessed on any Guaranteed Term Options that have not matured just prior to Annuitization and would be in addition to the scheduled surrender penalty charge.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

Notice to AR, CO, KY, LA, ME, NM, OH and TN Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

Notice to MN Residents Only: This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the insurer will be available to pay your claim.

Notice to DC Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to PR Residents: Any person who knowingly, or with the intention to defraud, includes false information in an application for insurance, or files, assists or abets in the filing of a fraudulent claim to obtain payment for a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony. If found guilty, said person shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

Notice to OK Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Notice to NJ Residents Only: Any person who includes false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

6. Contract Owner Signatures and Authorizations

☐Yes ☐No **Do you have existing life insurance or annuity contracts?**
☐Yes ☐No **Will the applied for Contract replace any existing life insurance or annuity contracts?**

STOP ***If you answered "yes" to EITHER question above, your state may require NAIC replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC replacement forms.***

The contract payments or values under the variable annuity provisions of the Contract are variable and are not guaranteed as to fixed dollar amount.

I understand the purpose and intent of this Contract is to offer benefits to single individuals and their beneficiaries. I hereby acknowledge that this Contract will not be used with other contracts issued by Nationwide to cover a single life with more than $1 million in premium without permission from Nationwide, and that I do not represent a corporate entity or institutional investor. I do not intend to assign any benefits under this contract to a corporate entity or institutional investor.

To the best of my knowledge and belief, I hereby represent my answers to the above questions and all statements herein to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract. I also understand that the Guaranteed Term Options of the Multiple Maturity Account that have not matured (reached the Maturity Date) may be subject to an automatic Market Value Adjustment just prior to Annuitization.

NOTICE TO FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud, or deceive any Company files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

STOP **Contract Owner Must Sign Here:** X

Joint Contract Owner Signature (if any): X

State In Which Application Was Signed: ______ Date: ______

Contract Owner's Daytime Phone Number: (   )

Contract Owner's E-Mail Address: ______

7. Registered Representative * Information

7a. Primary Registered Representative* Information *(Please print.)*

☐Yes ☐No Are you aware of any existing annuities or insurance owned by the applicant?
☐Yes ☐No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: ____ MI: ____ Last Name: ____

Phone: (   ) ____ Percentage ____ %

E-Mail: ____

Broker/Dealer Name: ____

SSN #: ____ – ____ – ____ (Not required if Broker and Broker Dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X ____

Florida License Identification #: (Florida Agents only): ____

** Registered Representatives are Insurance Agents.*

7b. Additional Registered Representative* Information *(Please print.)*

☐Yes ☐No Are you aware of any existing annuities or insurance owned by the applicant?
☐Yes ☐No Will the applied for Contract replace any existing life insurance or annuity contract?

First Name: ____ MI: ____ Last Name: ____

Phone: (   ) ____ Percentage ____ %

E-Mail: ____

Broker/Dealer Name: ____

SSN #: ____ – ____ – ____ (Not required if Broker and Broker Dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X ____

Florida License Identification #: (Florida Agents only): ____

** Registered Representatives are Insurance Agents.*

Affix Registered Representative label here if applicable.